                                       Amended and Restated as of March 15, 2013

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       of

                        HARTFORD LIFE INSURANCE COMPANY
                 (a Connecticut Corporation, the "Corporation")

1.  SHAREHOLDERS.

1.1. PLACE OF SHAREHOLDERS' MEETINGS. All meetings of the shareholders of the Corporation shall be held at such place or places, within or outside the state of Connecticut, as may be fixed by the Corporation's Board of Directors (the "Board", and each member thereof a "Director") from time to time or as shall be specified in the respective notices thereof.

1.2. DAY AND TIME OF ANNUAL MEETING OF SHAREHOLDERS. An annual meeting of shareholders shall be held at such place (within or outside the state of Connecticut), date and hour as shall be determined by the Board and designated in the notice thereof.

1.3. PURPOSES OF ANNUAL MEETINGS. At each annual meeting, the shareholders shall elect the members of the Board for the succeeding year. At any such annual meeting any business properly brought before the meeting may be transacted.

1.4. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders may be called for any purpose or purposes by the Chairman, the President, the Secretary or any Assistant Secretary, or by a majority of the entire Board, to be held at such place (within or outside the state of Connecticut), date and hour as shall be designated in the notice thereof.

1.5. NOTICE OF MEETINGS OF SHAREHOLDERS. Except as otherwise expressly required or permitted by applicable law, no fewer than ten nor more than sixty days before the date of every shareholders' meeting the Secretary or any Assistant Secretary shall cause to be delivered to each shareholder of record entitled to vote at such meeting written notice stating the place, day and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Said requirements of notice shall be deemed to have been waived by attendance at such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

1.6. RECORD DATE. The Board may fix a future date as the record date. If no record date is fixed by the Board, the record date shall be the business day before notice of the meeting is given. A record date fixed under this Section may not be more than seventy (70) days before the meeting or action requiring a determination of Shareholders.

1.7. QUORUM OF SHAREHOLDERS. Unless otherwise expressly required by applicable law, at any meeting of the shareholders, a majority of the votes entitled to be cast on a matter shall constitute a quorum for action on that matter.

1.8. CHAIRMAN AND SECRETARY OF MEETING. The Chairman, the President, the Secretary, any Assistant Secretary or the Secretary's designee shall preside at meetings of the shareholders. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary shall so act and if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

1.9. VOTING BY SHAREHOLDERS. Except as otherwise expressly required by the Certificate of Incorporation (the "Certificate") or applicable law, at every meeting of the shareholders each outstanding share shall be entitled to one vote on each matter voted on at a shareholders' meeting.

1.10. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the shareholders of the Corporation at a meeting of shareholders may be taken without a meeting by a written consent setting forth the action so taken or to be taken, bearing the date of signature and signed by all of the persons who would be entitled to vote upon such action at a meeting or by their duly authorized attorneys.

2.  DIRECTORS.

2.1. POWERS OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all the powers of the Corporation except such as are by applicable law, the Certificate or these By-laws required to be exercised or performed by the shareholders.

2.2.  NUMBER, TERMS OF OFFICE OF DIRECTORS, METHOD OF ELECTION.

(a) The number of Directors which shall constitute the whole Board shall be prescribed from time to time shall by resolution adopted by a majority of the entire Board, but the number shall not be less than three. Each Director shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court. Directors need not be shareholders of the Corporation or citizens of the United States of America.

(b) At each meeting of the shareholders for the election of Directors at which a quorum is present, each Director shall be elected by a plurality of the votes cast.

2.3. RESIGNATION OF DIRECTORS. Any Director may resign from office at any time by delivering a written resignation to the President or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

2.4. REMOVAL OF DIRECTORS. The shareholders may remove one or more Directors, with or without cause.

2.5. VACANCIES ON BOARD. If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board may fill the vacancy.

2.6.  MEETINGS OF THE BOARD.

(a) The Board may hold its meetings, both regular and special, either within or outside the state of Connecticut, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

(b) Special meetings of the Board shall be held whenever called by direction of the Chairman, the President, or the Secretary or at the request of a majority of the Directors then in office.

(c) Members of the Board or any Committee of the Board may participate in a meeting of the Board or Committee, as the case may be, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

(d) The Secretary or any Assistant Secretary shall give notice to each Director of any meeting of the Board by mailing the same at least two days before the meeting or by electronic transmission or facsimile transmission at least 24 hours before the meeting or delivering the same not later than the day before the meeting. Such notice need not include a statement, of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. A Director's attendance at, or participation in, a meeting waives any required notice to such Director of the meeting unless the Director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for, or assent to, action taken at the meeting.

2.7. QUORUM AND ACTION. Except as otherwise expressly required by applicable law, the Certificate or these By-laws, at any meeting of the Board, the presence of a majority of the number of Directors prescribed in accordance with Section
2.2 of these By-laws or if no number is prescribed, a majority of the number of Directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Certificate or these By-laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

2.8. PRESIDING OFFICER AND SECRETARY OF MEETING. The Chairman if one has been elected, or if no Chairman has been elected or if the Chairman is not present, the President shall preside at meetings of the Board. In the absence of the Chairman and the President, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the presiding officer may appoint a secretary of the meeting.

2.9. ACTION BY CONSENT WITHOUT MEETING. Except as otherwise expressly required by applicable law, any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

2.10. COMMITTEES. The Board by resolution may designate individuals to serve on one or more Committees from among its members. One-third of the members of a Committee, but no less than two, will constitute a quorum. Any such Committee shall have and may exercise the powers of the Board in the management of the business, property and affairs of the Corporation, as shall be provided in these By-laws or as the Board may delegate to such Committees by resolution, consistent with applicable law, the Certificate and these By-laws.

(a) Audit Committee. The Audit Committee shall oversee the Corporation's accounting and financial reporting processes and the audits of the Corporation's financial statements and it shall have and discharge such other powers and duties as are granted and imposed upon it by resolution of the Board.

(b) Finance Committee. The Finance Committee shall have the power and it shall be its duty to oversee the finances of the Corporation and it shall have and discharge such other powers and duties as are granted and imposed upon it by these By-laws or by the Board of Directors. Such powers and duties shall include oversight of the mode, manner and time of making investments, the sale, transfer and exchange of investments, and the re-investment of the proceeds thereof.

3.  OFFICERS.

3.1.  OFFICERS, TITLES, ELECTIONS, TERMS.

(a) The Board may from time to time elect or appoint a Chairman, a President, one or more Vice Presidents (which shall be deemed Vice Presidents under these By-laws regardless of any terms preceding or following the term "Vice President"), a Treasurer, a Secretary, and one or more Assistant Treasurers and Assistant Secretaries, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court.

(b) The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualified or until their earlier death, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe.

(c) The President, or his or her designee, shall have authority to appoint any officer or agent of the Corporation, other than the Chairman or President of the Corporation.

(d) Any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed and qualified or until his or her earlier death, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court.

(e)  Any officer or agent may be removed with or without cause at any time by
     (1) the Board or (2) the officer who appointed such officer. Absent formal action, any officer or agent shall be deemed removed from the Corporation at such time as he or she is no longer employed by the Corporation (or its affiliate), effective upon the date of his or her separation from the Corporation. Any officer may resign from office at any time. Any such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

3.2. GENERAL POWERS OF OFFICERS. Except as may be otherwise provided by applicable law, the Chairman, the President, any Vice President, the Treasurer, the Secretary, Assistant Treasurer and Assistant Secretary, or any of them, may
(i) execute and deliver in the name of the Corporation any agreement, contract, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation including without limitation agreements or contracts with any government or governmental department, agency or instrumentality, and
(ii) delegate to any employee or agent the power to execute and deliver any such agreement, contract, instrument, power of attorney or other document.

3.3. POWERS AND DUTIES OF THE PRESIDENT. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the President shall manage and direct the business and affairs of the Corporation and shall communicate to the Board and any Committee thereof reports, proposals and recommendations for their respective consideration or action. He or she may do and perform all acts on behalf of the Corporation and shall preside at meetings of the Board and the shareholders in the absence of the Chairman, if one is elected by the Board.

3.4. POWERS AND DUTIES OF THE CHAIRMAN. The Chairman, if one is elected, shall preside at meetings of the Board and the shareholders. The Chairman shall have such other powers and perform such duties as the Board or the President may from time to time prescribe or as may be prescribed in these By-laws.

3.5. POWERS AND DUTIES OF VICE PRESIDENTS. Vice Presidents shall have such powers and perform such duties as the Board or the President may from time to time prescribe or as may be prescribed in these By-laws.

3.6.  POWERS AND DUTIES OF THE TREASURER AND ASSISTANT TREASURER(S).

(a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may otherwise be prescribed by the Board or President and shall have such other powers and perform such other duties incident to the position of Treasurer or as may be prescribed or assigned from time to time by the Board or President.

(b) The Assistant Treasurer(s) shall perform such duties as may from time to time be assigned by the Treasurer or by the Board. In the event of the absence, incapacity or inability to act of the Treasurer, then the Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

3.7.  POWERS AND DUTIES OF THE SECRETARY AND ASSISTANT SECRETARIES.

(a) The Secretary, or a designee of the Secretary, shall keep the minutes of all proceedings of the shareholders, the Board and the Committees of the Board; attend to the serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by applicable law; maintain and authenticate the records of the Corporation; serve as the custodian of the seal of the Corporation; and perform such other duties incident to the position of Secretary or as may be prescribed or assigned from time to time by the Board or President.

(b) Each Assistant Secretary shall perform such duties as may from time to time be assigned by the Secretary or by the Board. In the event of the absence, incapacity or inability to act of the Secretary, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

4.  INDEMNIFICATION.

4.1  RIGHTS TO INDEMNIFICATION.

(a) The Corporation, to the fullest extent permissible by applicable law as then in effect, shall indemnify any individual who is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (each, a "Proceeding") because such individual is or was (i) a Director, or (ii) an officer or employee of the Corporation (for purposes of this Section 4, each an "Officer"), against obligations to pay judgments, settlements, penalties, fines or reasonable expenses (including counsel fees) incurred in a Proceeding if such Director or Officer: (l)(A) conducted him or herself in good faith; (B) reasonably believed (i) in the case of conduct in such person's official capacity, which shall include service at the request of the Corporation as a director, officer or fiduciary of a Covered Entity (as defined below), that his or her conduct was in the best interests of the Corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation; and (C) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the Corporation's Certificate, in each case, as determined in accordance with the procedures set forth in Section 4.3. For purposes of this Section 4, a "Covered Entity" shall mean another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in respect of which such person is serving at the request of the Corporation as a director, officer or fiduciary.

(b) Unless ordered by a court, the Corporation may not indemnify a Director or Officer under this Section: (1) in connection with a Proceeding by or in the right of the Corporation except for reasonable expenses incurred in connection with the Proceeding if it is determined that the Director or Officer has met the relevant standard of conduct under Subsection (a) of this Section; or (2) in connection with any proceeding with respect to conduct for which such Director or Officer was adjudged liable on the basis that such person received a financial benefit to which he or she was not entitled, whether or not involving action in such person's official capacity.

(c) The Corporation shall indemnify a Director or Officer, who was wholly successful on the merits or otherwise, in the defense of any Proceeding to which such Director or Officer was a party because he or she was a Director or Officer serving in his or her official capacity, against reasonable expenses incurred by said Director or Officer in connection with the Proceeding.

4.2 ADVANCE OF EXPENSES. The Corporation shall, before final disposition of a Proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by an individual who is a party to a Proceeding because such individual is or was a Director or Officer of the Corporation serving in his or her official capacity (a "Potential Indemnitee") and is determined to have met the relevant standard of conduct described in Section 4.1(a), if such individual delivers to the Corporation: (1) a written affirmation of the Potential Indemnitee's good faith belief that he or she has met the relevant standard of conduct described in Section 4.1(a), or that the Proceeding involves conduct for which liability has been limited under a provision of the Certificate; and (2) a written undertaking to repay any funds advanced if it is ultimately determined that the Potential Indemnitee is not entitled to be indemnified against such expenses in accordance with this Section 4. Notwithstanding the foregoing, the Corporation shall not be required to advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee or by the Corporation against such Potential Indemnitee.

4.3  AUTHORIZATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

(a)  The indemnification of and advancement of expenses to a Director under this
     Section 4 shall be determined as follows: 1) if there are two or more qualified directors, by a majority vote of all the qualified Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two (2) or more qualified Directors appointed by such a vote; or 2) by the shareholders of the Corporation. For the purposes of this Section 4.3, a "qualified director" has the meaning ascribed in Section 33-602 of the Connecticut Business Corporation Act, as amended from time to time.

(b) The indemnification of and advancement of expenses to an Officer under this
    Section 4 shall be determined by the General Counsel. If the General Counsel has a material interest in the Proceeding, the indemnification of or advancement of expenses to the General Counsel shall be determined in accordance with Section 4.3(a).

4.4 INDEMNIFICATION; NOT EXCLUSIVE RIGHT. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of stockholders or otherwise.

5.  CAPITAL STOCK.

The shares of the Corporation shall be represented by certificates, which certificates shall be in such form as the Board shall prescribe, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Each such certificate shall be signed by, or in the name of, the Corporation by the Chairman or the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or the Assistant Secretary.

6.  SEAL.

The Board may adopt a seal for the Corporation in such form and having such content as the Board shall from time to time determine.

7.  FISCAL YEAR.

The fiscal year of the Corporation shall end on December 31 in each year or on such other date as the Board shall determine.

8.  TIMING OF, WAIVER OF AND DISPENSING WITH NOTICE.

(a) Whenever any notice of the time, place or purpose of any meeting of the shareholders is required to be given by applicable law, the Certificate or these By-laws, a written waiver of notice, signed by a shareholder entitled to notice of a shareholders' meeting, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a shareholder in person or by proxy at a shareholders' meeting shall constitute a waiver of notice to such shareholder of such meeting, except when the shareholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(b) Whenever any notice of the time or place of any meeting of the Board or Committee of the Board is required to be given by applicable law, the Certificate or these By-laws, a written waiver of notice signed by a Director, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a Director at a meeting in person (or by conference telephone or similar communications equipment) shall constitute a waiver of notice to such Director of such meeting, unless the Director at the beginning of the meeting or promptly upon the Director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

9.  AMENDMENT OF BY-LAWS.

These By-laws may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board or by the shareholders of the Corporation.